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                                                                EXHIBIT 10.22(d)

                               THIRD AMENDMENT TO
                          RESIDUALS FINANCING AGREEMENT


        THIS THIRD AMENDMENT TO RESIDUALS FINANCING AGREEMENT (this "Amendment") is made and dated as of the 8th day of February, 1999, by and among AAMES CAPITAL CORPORATION, a California corporation (the "Company"), AAMES FINANCIAL CORPORATION, a Delaware corporation and the sole shareholder of the Company (the "Parent"), and NATIONSBANK, N.A., a national banking association (the "Lender").


                                    RECITALS

        A. Pursuant to that certain Residuals Financing Agreement dated as of September 4, 1998 among the Company, the Parent and the Lender (as amended, extended and replaced from time to time, the "Agreement" and with capitalized terms used herein and not otherwise defined herein used with the meanings given such terms in the Agreement), the Lender agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

        B. The Company wishes to pledge additional Collateral to create additional availability in the credit facility under the Agreement for a limited time period and the Lender has agreed to permit the creation of such temporary availability on certain terms and conditions, all as set forth more particularly below.

        C. The Company and the Parent have also requested the Lender to waive on a prospective basis compliance by the Company with certain financial covenants set forth in the Agreement and the Lender has agreed to provide such waiver on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    AGREEMENT

        1. Delivery of Additional Collateral for Temporary Availability. On or before the Third Amendment Effective Date (as such term is defined in Paragraph 5 below), the Company shall deliver to The Chase Manhattan Bank, as custodian on behalf of the Lender (the "Custodian"), the certificates representing the Residual Mortgage-Backed Securities set forth on Schedule I hereto, properly endorsed in blank for transfer (collectively, as so endorsed, the "Additional Collateral"), under cover of a letter addressed to the Lender requesting the Additional Collateral to be identified as Collateral


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for the Obligations pursuant to the Security Agreement. The parties hereto hereby agree that:

               (a) As of the Third Amendment Effective Date, the Additional Collateral shall constitute Eligible Residual Securities identified as Collateral pursuant to the Security Agreement with an aggregate Established Collateral Value of $20,000,000.00. The Lender agrees that, on the terms and subject to the conditions set forth in the Agreement, it shall from time to time from and including the Third Amendment Effective Date to but not including the Temporary Availability Termination Date (as defined in Paragraph 1(b) below) make Revolving Loans under the Agreement on account of the increased availability under the Residuals Borrowing Base resulting from the delivery of the Additional Collateral (all such Revolving Loans, collectively, the "New Advances").

               (b) On the earlier of February 26, 1999 and the date on which all outstanding New Advances have been repaid in full (the "Temporary Availability Termination Date"):

                      (i) The Additional Collateral shall automatically cease to constitute Eligible Residual Securities;

                      (ii) The Collateral Value of the Residuals Borrowing Base shall be automatically reduced accordingly; and

                      (iii) The New Advances shall become immediately due and payable in full.

               (c) If, but only if, the New Advances are paid in full in strict compliance with the requirement of Paragraph 1(d) below on or before the Temporary Availability Termination Date out of the Company's own funds (and not as a result of the sale or other disposition of any Collateral and application of funds therefrom), the Lender shall promptly release the Additional Collateral from the Lien under the Security Agreement and shall notify the Custodian to deliver the Additional Collateral to such Persons as the Company may direct. The parties hereto acknowledge and agree the Lender shall have no obligation to release the Additional Collateral except pursuant to the immediately preceding sentence, notwithstanding any circumstance which would prohibit the Company, or cause the Company to be unable, to timely repay the New Advances in accordance with Paragraph 1(d), including, without limitation, in the event the Company becomes involved in a bankruptcy or similar proceeding. The Lender acknowledges and agrees that in the event all Obligations under the Agreement are repaid in full, the Lender shall release all Collateral, including the Additional Collateral, in accordance with applicable laws.

               (d) Subject to the prepayment requirements under the Agreement and under Paragraphs 1(b)(iii) above and 1(e) below, the Company shall pay the principal amount of each New Advance no later than the earlier of (i) the tenth
(10th) Business Day after the


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date such Revolving Loan is made and (ii) the Temporary Availability Termination
Date. The Term-Out Option shall not be available with respect to any such Revolving Loan.

               (e) The Company shall immediately prepay any outstanding Revolving Loans advanced pursuant to this Amendment from cash available to the Company for general corporate purposes ("Cash from Operations"). Notwithstanding the previous sentence, the Lender acknowledges that the Company does not have to include any cash contributed to the Parent's equity capital accounts pursuant to the Cap Z Agreement (as defined below) as Cash from Operations, and the Lender further acknowledges that before Cash from Operations is applied to the prepayment of such Revolving Loans such cash will first be applied (i) to repay any outstanding "Tranche B Loans" to the extent required (and as such term is defined) under the terms of the Warehousing Agreement, (ii) to make payroll and payroll-related payments of the consolidated Parent as they become due, (iii) to pay net operating costs of the consolidated Parent not to exceed $1,000,000.00 on any one day, and (iv) to make payments to the State of California on account of escheat payments due pursuant to any notice received by the Parent.

        2. Waiver. The Lender hereby waives any Potential Default or Event of Default which may result from (a) the failure of the Company to have been in compliance with any of the financial covenants set forth in Paragraphs 8(j), 8(k) and 8(l) of the Credit Agreement as of the end of the calendar quarter ended December 31, 1998, and (b) any material adverse change because of such non-compliance or which may occur as a direct result of the failure of the Company to be in compliance with such financial covenants as of the end of the calendar quarter ended December 31, 1998; such waiver being made on a prospective basis and to become effective upon the occurrence of any such Potential Default or Event of Default; provided, however, that the effectiveness of such waiver shall be conditioned upon (1) the Parent having a consolidated net worth, determined in accordance with GAAP, as of the end of the calendar quarter ended December 31, 1998, of not less than $50,000,000.00; (2) that certain Preferred Stock Purchase Agreement dated as of December 23, 1998 by and between the Parent and Capital Z Financial Services Fund II, L.P. (the "Cap Z Agreement") not having been terminated and the transactions contemplated thereby not having been aborted; and (3) the "Initial Closing" under (and as such term is defined in) the Cap Z Agreement being consummated on or before March 5, 1999.

        3. Limited Nature of Waiver. Each of the Company and the Parent hereby acknowledges and agrees that nothing contained herein shall: (a) constitute any agreement by the Lender to waive any Potential Default or Event of Default other than those expressly waived pursuant to Paragraph 2 above; and (b) be construed as a waiver of any material adverse change in the business, operations, assets or financial or other condition of the Company, the Parent and its consolidated Subsidiaries taken as a whole other than those expressly waived pursuant to Paragraph 2 above.

        4. Reaffirmation of Loan Documents. Each of the Company and the Parent hereby affirms and agrees that (a) except as expressly amended hereby, the execution and




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delivery by the Company and the Parent of and the performance of their obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the Parent or the rights of the Lender under the Agreement, the Security Agreement, the Guaranty or any other Loan Document, (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of the Company under the Agreement as amended hereby.

        5. Third Amendment Effective Date. This Amendment shall be effective as of the earliest date (the "Third Amendment Effective Date") on which each of the following events shall have occurred:

               (a) Each of the Company and the Parent has duly executed and delivered to the Lender this Amendment;

               (b) The Company has duly delivered to the Custodian the Additional Collateral pursuant to Paragraph 1 above; and

               (c) The Custodian has confirmed in writing to the Lender that it is holding the Additional Collateral in its capacity as custodian on behalf of the Lender under that certain Collateral Custody Agreement dated as of December 10, 1998 by and among the Company, the Lender and the Custodian.

        6. Representations and Warranties. Each of the Company and the Parent hereby represents and warrants to the Lender that it has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment, and that this Amendment has been duly executed and delivered on behalf of the Company and the Parent and constitutes the legal, valid and binding obligations of each, enforceable against each in accordance with its terms.

        7. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

        8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.





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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              AAMES CAPITAL CORPORATION, a California
                              corporation


                              By:         /s/ David A. Sklar
                                 -----------------------------------------------
                              Name:    David A. Sklar
                                   ---------------------------------------------
                              Title:      EVP & CFO
                                    --------------------------------------------


                              AAMES FINANCIAL CORPORATION, a Delaware
                              corporation


                              By:          /s/ David A. Sklar
                                 -----------------------------------------------
                              Name:     David A. Sklar
                                   ---------------------------------------------
                              Title:       EVP & CFO
                                    --------------------------------------------


                              NATIONSBANK, N.A., a national banking association


                              By:           /s/ Carolyn Warren
                                 -----------------------------------------------
                              Name:      Carolyn Warren
                                   ---------------------------------------------
                              Title:        Senior Vice President
                                    --------------------------------------------




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                                   SCHEDULE I

                        SCHEDULE OF ADDITIONAL COLLATERAL

Aames Mortgage Trust 1995-C Mortgage Pass-Through Certificate, Series 1995-C, Class R, Certificate No.: R02

Aames Mortgage Trust 1995-D Mortgage Pass-Through Certificate, Series 1995-D, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-A Mortgage Pass-Through Certificate, Series 1996-A, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-B Mortgage Pass-Through Certificate, Series 1996-B, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificate, Series 1996-C, Class R, Certificate No.: R02





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